UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
_________________

FORM 8-K
_________________

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2013
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Digital River, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10380 Bren Road West, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)

(952) 253-1234
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.          Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2013, Digital River, Inc. (the “Company”) appointed Theodore “Ted” R. Cahall, Jr. to serve as Executive Vice President and Chief Operating Officer of the Company, effective as of October 28, 2013.  Mr. Cahall will be charged with leading the Company’s global product development, engineering, IT and delivery organizations.

On October 23, 2013, the Company also appointed Thomas E. Peterson to serve as Executive Vice President and General Manager of Commerce of the Company, effective as of November 18, 2013.  Mr. Peterson will be responsible for leading Digital River’s enterprise and SMB (small and medium sized business) commerce businesses.

Theodore R. Cahall, Jr.

Mr. Cahall, age 54, served as Corporate Vice President of MSN at Microsoft, Inc. since 2010, where he led one of the largest online media networks in the world.  Prior to joining Microsoft, he held various senior executive positions at AOL, Inc.  As Executive Vice President and Chief Technology Officer of AOL, Inc. from 2009 to 2010, he led all of AOL’s engineering and operations, managing hundreds of web properties and applications.  As Executive Vice President and then President of the Products and Platforms Business Units of AOL from 2007 to 2009, he was responsible for AOL Search, MapQuest, Commerce channels, publishing, video search, e-mail and mobile.  Before joining AOL, Mr. Cahall was Executive Vice President and Chief Operating Officer of United Online, Inc., a leading provider of consumer products and services over the Internet, from 2005 to 2007, and was Chief Technology Officer at CNET Networks, Inc. from 2000 to 2005, where he managed the architecture, data centers, infrastructure and more than 30 web properties.  Mr. Cahall also spent six years at Bank of America Corporation, serving as vice president of enterprise architecture and standards, and later as the vice president of engineering for the Internet home banking division.  Prior thereto, Mr. Cahall worked at AT&T Bell Laboratories.

The terms of Mr. Cahall’s employment were approved by the compensation committee of the Company’s board of directors. As specified in an offer letter to Mr. Cahall, he will receive the following compensation:

  Initial annualized base salary: $400,000
  Annual cash incentive: Mr. Cahall will participate in the Company’s Performance Incentive Plan. He will initially have a target bonus opportunity equal to 100% of his base salary. Mr. Cahall’s bonus payment for our 2013 fiscal year will be pro-rated based on the date his employment commences.
  Additional payments: The Company has agreed to pay Mr. Cahall a $300,000 signing bonus, which will be recoverable on a pro-rated basis if Mr. Cahall terminates his employment within twenty four months after the date his employment commences. The Company will also reimburse Mr. Cahall for reasonable and customary relocation expenses, and will provide Mr. Cahall a housing allowance of up to $3,500 per month, pending the relocation of his primary residence to the Minneapolis, Minnesota metropolitan area.
  Long Term Incentives: Mr. Cahall will be recommended to receive a restricted stock grant for a number of shares of the Company’s common stock having a market value of $1,500,000 on the date of grant, and vesting in annual installments on the first, second, third and fourth anniversaries of the date of grant. Mr. Cahall will also be recommended to receive an equity award for fiscal year 2014 for a number of shares of the Company’s common stock having a market value of $1,200,000 on the date of grant. The terms of such equity award will be consistent with terms of the equity award programs for other executive officers of the Company, which generally provide that shares will be earned based upon the achievement of specified financial measures and, once earned, will vest in annual installments on the first, second, third and fourth anniversaries of the date of grant. The restricted stock grant and the additional equity award will be granted under the Company’s 2007 Equity Incentive Plan and are subject to approval by the compensation committee of the Company’s Board of Directors.

In connection with his employment, Mr. Cahall and the Company entered into a Change of Control and Severance Agreement, which provides that Mr. Cahall will be entitled to certain termination payments (a) if his employment is terminated by the Company for any reason except upon his retirement, death or disability or for cause, or (b) upon Mr. Cahall’s voluntary termination following a material change in his function, duties or responsibilities without his consent that would cause Mr. Cahall’s position to become one of lesser responsibility, importance, or scope, a relocation of Mr. Cahall’s principal place of employment by more than thirty miles or a material reduction in his benefits and perquisites from those provided at the date of the Change of Control and Severance Agreement, in each case without his consent, or a material breach of the Company’s obligations under the Change of Control and Severance Agreement, or (c) upon Mr. Cahall’s voluntary (as described above) or involuntary termination of employment following a change of control of the Company.  In the event of such termination, he will be entitled to termination payments equal to his base salary at the time of termination, as well as a continuation of certain employee benefits for a period of 12 months.  Mr. Cahall’s cash severance will be paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code.  In addition, any unvested Equity Incentives held by Mr. Cahall will immediately vest and become exercisable.  In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code.  Mr. Cahall also has agreed not to compete with the Company in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

Mr. Cahall has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Thomas E. Peterson

Thomas Peterson, age 58, held senior executive positions at Hewlett Packard since 2011.  He served most recently as executive director of global accounts for the HP enterprise group, working with multinational retailers, branded manufacturers and digital products companies. From 2008 to 2011, Mr. Peterson was the President of Global Retail for Information Resources Inc. (IRI), a leading provider of analytic consulting services associated with shopper behavior, brand management, assortment/category planning and price and promotion services to retailers and consumer product goods (CPG) firms throughout the world. Prior to joining IRI, Mr. Peterson spent 29 years at IBM, held various executive and management positions.  He most recently was world-wide general manager and executive vice president for the IBM consumer products industry, serving consumer product goods and branded manufacturers. At IBM, he also led sales, marketing and operations for the global retail store solutions division and global computer services organization.

The terms of Mr. Peterson’s employment were approved by the compensation committee of the Company’s board of directors. As specified in an offer letter to Mr. Peterson, he will receive the following compensation:

  Initial annualized base salary: $350,000
  Annual cash incentive: Mr. Peterson will participate in the Company’s Performance Incentive Plan. He will initially have a target bonus opportunity equal to 100% of his base salary. Mr. Peterson’s bonus payment for our 2013 fiscal year will be pro-rated based on the date his employment commences.
  Long Term Incentives: Mr. Peterson will be recommended to receive a restricted stock grant for 50,000 shares of the Company’s common stock, vesting in annual installments on the first, second, third and fourth anniversaries of the date of grant. The restricted stock grant will be granted under the Company’s 2007 Equity Incentive Plan and is subject to approval by the compensation committee of the Company’s Board of Directors.

In connection with his employment, Mr. Peterson and the Company will enter into a Change of Control and Severance Agreement, which provides that Mr. Peterson will be entitled to certain termination payments (a) if his employment is terminated by the Company for any reason except upon his retirement, death or disability or for cause, or (b) upon Mr. Peterson’s voluntary termination following a material change in his function, duties or responsibilities without his consent that would cause Mr. Peterson’s position to become one of lesser responsibility, importance, or scope, a relocation of Mr. Peterson’s principal place of employment by more than thirty miles or a material reduction in his benefits and perquisites from those provided at the date of the Change of Control and Severance Agreement, in each case without his consent, or a material breach of the Company’s obligations under the Change of Control and Severance Agreement, or (c) upon Mr. Peterson’s voluntary (as described above) or involuntary termination of employment following a change of control of the Company.  In the event of such termination, he will be entitled to termination payments equal to his base salary at the time of termination, as well as a continuation of certain employee benefits for a period of 12 months.  Mr. Peterson’s cash severance will be paid in one lump sum payment at least six months following his termination of employment, in accordance with Section 409A of the Internal Revenue Code.  In addition, any unvested Equity Incentives held by Mr. Peterson will immediately vest and become exercisable.  In the event of a change of control, such payments and benefits may be reduced if any payment or benefit would be subject to the excise tax imposed by Sections 280G or 4999 of the Internal Revenue Code.  Mr. Peterson also has agreed not to compete with the Company in countries or territories where we conduct our business for a period of 12 months following his voluntary or involuntary termination as described above.

Mr. Peterson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The press release announcing the employment of Mr. Cahall and Mr. Peterson, which is included as Exhibit 99.1 to this Current Report, is also incorporated by reference into this Item 5.02.

Item 9.01          Financial Statements and Exhibits.

(c)            Exhibits.

                 The following exhibit is filed or furnished with this report:

Exhibit No.	Description
99.1	Press Release dated October 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIGITAL RIVER, INC.

		By:	/s/ Stefan B. Schulz
		Name:	Stefan B. Schulz
		Title:	Chief Financial Officer
Date:	October 28, 2013

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